UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 21, 2006

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

420 Lexington Avenue New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 21, 2006, Gramercy Capital Corp. (“Gramercy”) modified its $500 million secured repurchase facility with Wachovia Securities LLC and its $200 million secured repurchase facility with Goldman Sachs Mortgage Company by reducing the interest spreads pursuant to each of the agreements. As a result of the amendments, the $500 million facility now bears interest at spreads of 1.00% to 2.50% over 30-day LIBOR and, based on our investment activities, provides for advance rates that vary from 60% to 100% based upon the collateral provided under a borrowing base calculation. The $200 million facility now bears interest at spreads of 1.00% to 2.25% over 30-day LIBOR and, based on our investment activities, provides for advance rates that vary from 40% to 85% based upon the collateral provided under a borrowing base calculation. A copy of the press release announcing these amendments is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01  Other Events

On March 27, 2006, Gramercy obtained a commitment from KeyBank for a $100 million senior unsecured revolving credit facility. The facility has a term of three years, with a one-year extension, and will bear interest at LIBOR plus 1.90%, which is subject to adjustment if Gramercy’s leverage ratio exceeds 80%. A copy of the press release announcing this commitment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Exhibits

(c)  Exhibits

99.1         Press Release dated March 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2006

	By:	/s/ Robert R. Foley
		Name:	Robert R. Foley
		Title:	Chief Financial Officer